UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 28, 2017

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

A. Dismissal of Independent Registered Public Accounting Firm.

On November 28, 2017, the Audit Committee (the “Audit Committee”) of the Board of Directors of Surna Inc. (the “Company”) dismissed RBSM LLC (“RBSM”) as the Company’s independent registered public accounting firm.

RBSM’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that each such report included an explanatory paragraph raising substantial doubt about the Company’s ability to continue as a going concern and stated that the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and December 31, 2016, respectively, were prepared assuming that the Company would continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2017 through November 28, 2017, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and RBSM on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference to the subject matter of the disagreement in its report on the Company’s financial statements, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in internal controls as described in Item 9A of Form 10-K for the fiscal years ended December 31, 2015 and 2016, as follows:

“The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked a sufficient complement of personnel with a level of accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements. In addition, there was inadequate segregation of duties due to the limitation on the number of our accounting personnel.”

These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.

The Company has provided RBSM with a copy of the foregoing statements in this Current Report on Form 8-K and has requested and received from RBSM a copy of the letter addressed to the Securities and Exchange Commission stating that RBSM agrees with the above statements. A copy of the letter from RBSM is attached as Exhibit 16.1 to this Current Report on Form 8-K.

B. Appointment of New Independent Registered Public Accounting Firm.

On November 28, 2017, the Audit Committee approved the appointment of Anton Collins Mitchell LLP (“ACM”) as the Company’s new independent registered public accounting firm to perform independent audit services commencing for the fiscal year ending December 31, 2017.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2017 through November 28, 2017, neither the Company, nor anyone acting on behalf of the Company, consulted ACM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that ACM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.”

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from RBSM LLP to the Securities and Exchange Commission dated December 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017	SURNA INC.

	By:	/s/ Chris Bechtel
Chris Bechtel
President and Chief Executive Officer